                                                                   EXHIBIT 10.12


                                    SUBLEASE

Sublandlord: Transmeta Corporation             Master
                                               Premises: 3990 Freedom Circle
                                                         Santa Clara, California

Subtenant: Mitel, Inc.                         Date: October 28, 1998

1.   Parties:

     This Sublease is made and entered into as of Wednesday, October 28, 1998, by and between Transmeta Corporation ("Sublandlord") and Mitel, Inc. ("Subtenant"), under the Master Lease dated April 2, 1998 between John Arrillaga and Richard T. Peery as "Landlord", and Sublandlord as "Tenant", ("Master Lease"). A copy of the Master Lease is attached hereto as "Attachment I" and incorporated herein by this reference. Pursuant to the Master Lease, Sublandlord leases all of that certain Forty-five Thousand (45,000+/-) square foot, two-story building located at 3990 Freedom Circle, Santa Clara, California (the "Master Premises").

2.   Provisions Constituting Sublease:

     2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Subtenant hereby assumes and agrees to perform all of the obligations of "Tenant" under the Master Lease to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas as depicted in "Exhibit A" attached, except as specifically set forth herein. Sublandlord hereby agrees to use reasonable efforts to cause Landlord under the Master Lease to perform all of the obligations of Landlord thereunder to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas. Neither Subtenant nor its employees, agents, contractors or invitees ("Subtenant's Agents") shall commit on the Subleased Premises or on any other portion of the Master Premises any act or omission which violates the rights of any other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublandlord (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof or (b) from assigning its interest in this Sublease or subletting portions of the Master Premises other than the Subleased Premises.

     2.2 With respect to all of the provisions of the Master Lease incorporated into this Sublease, wherever the word "Premises" is used in the Master Lease, for purposes of this Sublease, the word "Subleased Premises" shall be substituted and any calculation of charges shall be prorated on the basis of the proportionate share which the Subleased Premises represents per paragraph 3.2 below (i.e. 30,000 square feet); wherever in the Master Lease the word "Tenant" appears, for purposes of this Sublease, the word "Subtenant" shall be substituted; wherever in the Master Lease the word "Landlord" appears, for the purposes of this Sublease, the word "Sublandlord" shall be substituted. Notwithstanding the foregoing,

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the word "Landlord" in Paragraph 5 of the Master Lease shall be deemed to refer to "Master Landlord", and the word "Sublandlord" shall not be substituted therefor. All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and the terms and conditions of this Sublease, except the following paragraphs of the Master Lease which shall solely be the obligation of Sublandlord: the description of the premises leased pursuant to the Master Lease, Paragraphs 2, 3, 4A, 4F, 34, 41, 43, 55 and substitute "Exhibit B" with "Exhibit A of the Sublease" in Paragraph 44, and substitute the amount of $283,500.00 as noted in Paragraph 4g of the Master Lease with $29,400.00.

3.   Subleased Premises and Rent:

     3.1  Subleased Premises:

     Sublandlord leases to Subtenant and Subtenant leases from Sublandlord the Subleased Premises upon all of the terms, covenants and conditions contained in the Sublease. The Subleased Premises consists of approximately 33,600 +/- square feet of the Master Premises and as shown in red on "Exhibit A" attached hereto, approximately 22,500 square feet on the second floor and 11,100 square feet on the first floor. Sublandlord represents and warrants to Subtenant that Sublandlord is presently in possession of the Subleased Premises and has been continuously since July 1, 1998. Sublandlord reserves the option to recapture a certain approximate 2,846 to 2,890 +/- square feet on the first floor, as shown on Exhibit A as indicated in "Exhibit A." In order to exercise this option, Sublandlord must provide Subtenant with 60 days prior written notice and is solely responsible for the cost and expense of demising and securing the space. In the event that Sublandlord does recapture this space, there will be no reduction in the monthly gross rent due from the Subtenant.

     3.2  Rent:

Approximate
Month                NNN Rent                  Base Rent          Rentable Area
01 - 12              $56,700.00 per month      $1.89/sf/mo.       30,000 sq.ft.
13 - 24              $56,700.00 per month      $1.89/sf/mo.       30,000 sq.ft.
25 - 36              $66,900.00 per month      $2.23/sf/mo.       30,000 sq.ft.

     Subtenant shall pay to Sublandlord rent for the Subleased Premises without deductions, offset, prior notice or demand. Rent shall be payable by Subtenant to Sublandlord in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term. This is a net rent. As set forth in the Master Lease, Subtenant shall be responsible for all additional rent, including, but not limited to Paragraphs 7, 10, 11, 12 and 15, based only on 30,000 square feet. All such expenses shall be determined on a pro-rata basis and paid monthly to Sublandlord as additional rent, except Sublandlord shall be responsible for costs associated with repairing or replacing the roof membrane under Paragraph 10 of the Master Lease for the first twelve (12) months of the Sublease term. All personal property insurance of Subtenant shall be the sole responsibility of the Subtenant. Sublandlord shall not be responsible for providing janitorial for Subleased Premises, however, Sublandlord shall be responsible for maintaining the Common Areas as identified in "Exhibit A" including, but not limited to, the restrooms. Maintenance shall be provided five
(5) days a week.


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


     3.3. Security Deposit:

     In addition to the Rent specified above, Subtenant shall pay to Sublandlord $70,000.00 as a non-interest bearing Security Deposit. Sublandlord shall return to Subtenant, within ten days after Subtenant has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublandlord and/or the cost to Sublandlord to cure any other of the Subtenant's breaches of the Sublease, all in accordance with California Civil Code Section 1950.7 or any successor statute thereto.

     3.4 Subsequent to execution of the Sublease Agreement by both parties and upon consent thereto by Landlord, Subtenant shall pay to Sublandlord the Security Deposit and the first month's base rent and additional rent.

4.   Rights of Access and Use:

     4.1  Use:

     Subtenant shall use the Subleased Premises only for those purposes permitted in the Master Lease and the purpose of sales office, unless Sublandlord and Master Landlord consent in writing to other uses prior to the commencement thereof.

5.   Sublease Term:

     5.1  Sublease Term:

     The Sublease Term shall commence on the earlier of December 1, 1998, or upon substantial completion of Sublandlord's tenant improvements (demising the space and restroom upgrade), whichever is sooner and subject to adjustment as set forth in Paragraph 5.3 ("Commencement Date") and terminate thirty-six (36) months after Sublease commencement. In no event shall the Sublease Term extend beyond the Term of the Master Lease.

     5.2 Upon the Commencement Date, Sublandlord shall deliver the Subleased Premises with the roof, fire sprinkler system, HVAC system, electrical (including all outlets), plumbing, exterior doors, interior doors and lighting in good working condition. Sublandlord to have all systems serviced and warrant that all are in a good, safe, working condition at Sublandlord's cost before December 1, 1998.

     5.3  Inability to Deliver Possession:

     In the event Sublandlord is unable to deliver possession of the Subleased Premises on December 1, 1998, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable except as provided for in this paragraph 5.3 but Subtenant shall not be liable for Rent until such time as Sublandlord offers to deliver possession of the Subleased Premises to Subtenant, but the term hereof shall not be extended by such delay. If Subtenant, with Sublandlord's consent, takes possession prior to commencement of the term, Subtenant shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30th thereof per day. In the event Sublandlord has been unable to deliver possession of the Subleased Premises or secure Landlord's consent to this Sublease by Ninety (90) days Subtenant, at Subtenant's


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


option, may terminate this Sublease and Sublandlord shall return to Subtenant all money Subtenant may have paid whether as a security deposit, rent or otherwise.

6.   Parking:

Sublandlord will grant Subtenant their prorata share of the parking spaces granted to the building by the Master Lease. Said proration to be determined by dividing square footage of Subleased Premises per paragraph 3.2 below (i.e. 30,000 square feet) by the total Master Premises' square footage (i.e. 45,000 square feet) then multiplying this percent (66.67%) by the total parking spaces granted (135) for a total of approximately 90 parking spaces. Sublandlord will not charge Subtenant for parking except as noted in Paragraph 6 in the Master Lease.

7.   HVAC Maintenance:

Notwithstanding Paragraph 10 of the Master Lease, Sublandlord shall be responsible for maintaining heating and air conditioning systems which service the Subleased Premises only, the cost of which will be included as part of Subtenant's additional rent due on a monthly basis.

8.   Tenant Improvements:

Sublandlord, at Sublandlord's sole cost and expense, shall demise the Subleased Premises with floor to ceiling walls and upgrade the restrooms and all entrances and egress routes within the Premises to current ADA code. Subtenant will have to remove and restore only those improvements or alterations that Sublandlord designates as such upon Sublandlord's approval of these improvements or alterations. Sublandlord will provide Subtenant with an improvement allowance of $280,000.00 based on the attached Exhibit A, which will be paid to the Subtenant 15 days after receipt of invoice and after verification by Transmeta's architect and representative that the work has been completed. Any additional improvements beyond this allowance will be at Subtenant's sole cost and expense. Subtenant shall be responsible for constructing all improvements with Sublandlord's prior written approval, and will employ a contractor jointly agreed upon by Sublandlord and Subtenant. Sublandlord will not withhold its consent unreasonably. Subtenant shall have both Sublandlord's and Master Landlord's prior written consent.

9.   Alterations:

Subtenant shall not make any alterations to the interior or exterior of the Premises without prior written consent of Sublandlord.

10.  Notices:

Any notice or report required or desired to be given regarding this Sublease shall be in writing, may be given by personal delivery, by facsimile, by courier service or by certified mail, return receipt requested. Any notice or report addressed to Subtenant or to Sublandlord at the address shown below, shall be deemed to have been given (I) on the date the U.S. Post Office certifies delivery, nondeliverability or refusal of delivery if such notice or report was deposited in the United States mail, certified, postage prepaid, (ii) when delivered if given by personal delivery, (iii) on the business day following deposit, cost prepaid, with Federal Express or similar private carrier, if next business day delivery was requested and a delivery receipt is generated, and
(iv) in all other cases when actually received. Either party may change its address by giving notice of the same in accordance with this Paragraph. The term "business day" shall mean a day on which the carrier used (Federal Express or other private carrier, or the U.S. Postal Service, as applicable) delivers, whether by special request or in the ordinary course of operations.


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

All notices, demands, requests, advices or designations by Subtenant shall be addressed to Sublandlord at its offices at Transmeta Corporation, 2540 Mission College Boulevard, Santa Clara, California 95054. All notices, demands, requests, advices or designations by Sublandlord or Master Landlord shall be addressed to Subtenant at its offices at 205 Van Buren Street, Suite 400, Herndon, VA 20170-5336 Attention: Law Department.

11.  Agency:

Sublandlord and Subtenant acknowledge that CPS represents the Sublandlord, and CPS and Cushman Realty represent the Subtenant, and therefore CPS will be acting as a dual agent of each of the parties. We understand and consent to this dual agency and waive any possible or actual conflict of interest which may arise from this representation.

As a dual agent, CPS is obligated to disclose to both parties all material facts or confidential information known to it which would affect the decisions of a party. However, CPS will not be obligated to disclose, nor will it disclose, the fact that either party is willing to offer more favorable terms than that party's last authorized offer.

12.  Broker Fee:

Sublandlord shall pay CPS and Cushman Realty, licensed real estate brokers representing Sublandlord and Subtenant, fees set forth in a separate agreement between Sublandlord and Broker. Subtenant shall have no obligation to Broker for payment of any fees.

13.  Broker:

Each party warrants and represents to the other party hereto that it has not dealt with any brokers in connection with this Sublease other than the brokers identified in Paragraph 12 of this Sublease (the "Brokers"). Each party hereby indemnifies and holds the other party harmless from any and all loss, damage, claim, liability, cost or expense (including, but not limited to, reasonable attorneys' fees, expenses and court costs) arising out of or in connection with any breach of the foregoing warranty and representation. The provisions of this Paragraph shall survive the expiration or earlier termination of this Sublease.

14.  Assignment and Subletting:

Notwithstanding any provision to the contrary in this Sublease, including, without limitation, any provision of the Master Lease incorporated herein, Sublandlord shall not withhold its consent to any assignment or subletting which either does not require the consent of Master Landlord or which requires the consent of Master Landlord and to which Master Landlord consents. If Subtenant desires to Sublease the Subleased Premises, Sublandlord shall have Right of First Refusal of such space. Upon receiving written notice of Subtenant's desire to Sublease, Sublandlord shall respond in writing its decision to Sublease within ten (10) days. The rental rate shall be the same as Paragraph 3.3.

15.  Waiver of Subrogation:

Notwithstanding any provision to the contrary in this Sublease, including, without limitation, any provision incorporated from the Master Lease, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against by either party under this Sublease or the Master Lease,

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

or which would normally be covered by the standard form of "all risk extended coverage" property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such insurance shall immediately notify the other party of that fact.

16.  Waiver of Subrogation in Master Lease:

Upon Master Landlord's execution of the Consent to Sublease which follows this Sublease, the waiver of subrogation provision in Paragraph 15 of the Master Lease, notwithstanding any provision to the contrary in this Sublease or the Master Lease, shall be effective between Master Landlord and Subtenant with respect to insured casualties regarding the Subleased Premises as well as between Master Landlord and Sublandlord.

17.  Master Lease Enforcement

Sublandlord shall diligently attempt to enforce Master Landlord's obligations under the Master Lease with respect to or affecting the Sublandlord Premises and/or any common areas used (or available for use by Subtenant). Subtenant acknowledges that Sublandlord is under no duty to make repairs or improvements to the Subleased Premises accept as specifically set forth in the Master Lease.

18.  Sublandlord's Cooperation

If Master Landlord's consent is required for any action which Subtenant desires to take under this Sublease, Sublandlord shall cooperate with Subtenant to obtain such consent. If Master Landlord fails to perform any of its obligations under the Master Lease, Sublandlord, at the request of Subtenant, shall use its good faith efforts to obtain Master Landlord's performance of such obligation(s). Sublandlord shall cooperate with Subtenant in bringing any suit or other action against Landlord in the event that Subtenant would otherwise be barred from bringing such suit for want of privity, or any other reason.

19.  Subtenant's Corporate Authority

Subtenant represents (a) that it is a corporation organized and existing under the laws of the State of Delaware and is qualified to do business in the State of California; (b) that this Sublease has been duly authorized by all required corporate actions; and (c) that the persons executing the Sublease are authorized to execute this Sublease on behalf of Subtenant.

20.  Renewal Option

Tenant will have an option to extend the lease on the following terms:

     a.   One (1), twelve (12) month option;

     b. To be exercised by written notice no earlier than 270 days nor later than 180 days prior to the termination of the lease;

     c.   At a new base monthly rent of: $76,500.00 NNN; and

     d. The option term will be granted only if Tenant is in compliance with all lease terms when notice is given and on the first day of the option period.


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


21. Access

Subtenant shall have access to the Subleased Premises and the Common Areas 24 hours a day, every day. Master Landlord and Sublessor agree to be accompanied by a Mitel employee if access is required.

SUBLANDLORD    : Transmeta Corporation

BY: /s/ David R. Ditzel                 BY: /s/ Colin Hunter
    -------------------------------         ---------------------------------

TITLE: President & CEO                  TITLE: Corporate Secretary
       ----------------------------            ------------------------------

DATE: 10/29/98                          DATE: 10/29/98
      -----------------------------           -------------------------------


SUBTENANT: Mitel, Inc.

BY: /s/                                 BY: /s/
    -------------------------------         ---------------------------------

TITLE: Asst. Corp. Ser.                 TITLE: Corporate Secretary
       ----------------------------            ------------------------------

DATE: 10/28/98                          DATE: 10/28/98
      -----------------------------           -------------------------------

NOTICE TO SUBLANDLORD AND SUBTENANT: CPS IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE FOR ANY DISCUSSIONS BETWEEN CPS AND SUBLANDLORD AND SUBTENANT SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CPS, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL IMPACT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

CONSENT BY MASTER LANDLORD: The undersigned, Landlord under the Master Lease in Exhibit "C", hereby consents to the subletting of the Premises described herein on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

MASTER LANDLORD:

BY:________________________________     BY:________________________________

TITLE:_____________________________     TITLE:_____________________________

DATE:______________________________      DATE:_____________________________

October 29, 1998



Mr. Richard Stiller
TRANSMETA CORPORATION
3940 Freedom Circle
Santa Clara, CA 95054

Re: CONSENT TO SUBLEASE TO MITEL, INC., A DELAWARE CORPORATION FOR A PERIOD OF
    THREE YEARS, COMMENCING DECEMBER 1, 1998 AND TERMINATING NOVEMBER 30, 2001

Gentlemen:

This letter is written with regard to your proposed sublease of approximately 33,600 square feet of space (as shown on Exhibit A attached hereto) (the "Sublet Premises") of the 45,000 square feet of space leased by Tenant at 3990 Freedom Circle, Santa Clara, California, under Lease Agreement dated April 2, 1998 ("Master Lease"), by and between John Arrillaga Survivor's Trust and Richard T. Peery Separate Property Trust ("Master Landlord"), and Transmeta Corporation, a California corporation ("Tenant"), which Tenant is proposing to sublease to Mitel, Inc., a Delaware corporation ("Subtenant") on the terms and conditions set forth in the proposed Sublease dated October 28, 1998, submitted by Tenant to Master Landlord on October 29, 1998 (the "Sublease").

Pursuant to Master Lease Paragraph 19 ("Assignment and Subletting") Master Landlord hereby approves Tenant's subleasing said space to Subtenant for the thirty six month period ending November 30, 2001, subject to the following terms and conditions:

1. Master Landlord's Consent shall in no way void or alter any of the terms of the Lease by and between Master Landlord and Tenant, nor shall this Consent alter or diminish in any way Tenant's obligations to Master Landlord.

2. Tenant shall not give Subtenant any rights or privileges in excess of those given Tenant under the terms of the Master Lease.

3. Subtenant shall not have a separate address from the address of the Premises. Therefore, Tenant shall provide Subtenant with internal mail delivery. Tenant and Subtenant shall share (the prorata shares to be determined in a separate agreement between Tenant and Subtenant) the existing signage allocated to Tenant for the Premises.

4. Notwithstanding anything to the contrary herein, Master Landlord has not reviewed the terms of any agreement between Tenant and Subtenant, and in approving said Sublease, Master Landlord is in no way approving any term, covenant or condition therein contained, and said Sublease is subject and subordinate to all terms, covenants and conditions of the Master Lease. Master Landlord shall not be bound by any agreement other than the terms of the Master Lease between Master Landlord and Tenant. Except as noted herein, in the event of conflict in the terms, covenants and conditions between the Sublease and the Master Lease, the terms, covenants and conditions of the Master Lease shall prevail and take precedence over said Sublease. Master Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease between Master Landlord and Tenant. This Consent to Sublease shall in no event be construed as consent to any future sublease agreement (including any extensions and/or amendments to the current Sublease) between Tenant and Subtenant, or any other party; and any future sublease agreement (including any extensions and/or amendments to the current Sublease) between Tenant and Subtenant, or any other party shall require the prior written consent of Master Landlord. Under no circumstances will Master Landlord consent to a sub-sublease or assignment under the Sublease.

5. A. It is agreed by all parties hereto that in the event Master Landlord terminates the Master Lease, pursuant to any right therein contained, said Sublease shall automatically terminate simultaneously with the Master Lease. Unless Master Landlord, at Master Landlord's sole option and election, chooses to allow Subtenant to remain in possession of the Sublet Premises leased under said Sublease subject to all terms, covenants and conditions of said Master Lease by giving Subtenant written notice prior to the effective date of termination of said Master Lease, of Master Landlord's election to allow Subtenant to remain in possession of the Sublet Premises in which event Subtenant shall be entitled and obligated to remain in possession of the Sublet Premises under the terms of said Sublease, subject to all terms, covenants and conditions of the Master Lease, including, without limitation to, payment of Basic Rent at the greater of: (i) the rate provided for in the Master Lease, or (ii) the rate provided for in the Sublease. Such election by Master Landlord shall not operate as a waiver of any claims Master Landlord may have against Tenant. Following such written notice by Master Landlord Subtenant shall then, as of the effective date of said termination of said Master Lease, be liable to and shall attorn in writing directly to Master Landlord as though said Sublease were executed directly between Master Landlord and Subtenant; provided, however, it is specifically agreed between the parties hereto, that whether Master Landlord elects to allow Subtenant to remain in possession of the Sublet Premises under the terms of the Sublease, subject to the Master Lease, or allow said Sublease to automatically terminate simultaneously with the Master Lease, Master Landlord shall not, in any event, nor under any circumstances be responsible or liable to Subtenant for (i) the return of any security deposit paid by Subtenant to Tenant, nor shall Subtenant be given credit for any prepaid rental or other monetary consideration paid by Subtenant to Tenant under said Sublease; (ii) any other claim or damage of any kind or nature whatsoever by reason of or in connection with Master Landlord's termination of said Master Lease and/or Sublease; and (iii) any default of Tenant under the Sublease.

        B. In the event Master Landlord has terminated the Master Lease, and has not elected, in writing prior to the effective date of termination of said Master Lease, to allow Subtenant to remain in the Sublet Premises as set forth above, said Sublease shall terminate co-terminously with the effective termination of the Master Lease automatically, without notice, and Subtenant and/or Tenant, jointly and severally, shall surrender the Sublet Premises to Master Landlord in good condition and repair as of the effective termination of the Master Lease, with Master Landlord having no obligation or liability whatsoever to Subtenant by reason of or in connection with such early termination of the Master Lease. In the event Subtenant and/or Tenant fails to timely surrender the Sublet Premises to Master Landlord in good condition and repair as of the date the Master Lease terminates, Subtenant and/or Tenant, jointly and severally, shall be liable to Master Landlord in such event for all damages, costs, claims, losses, liabilities, fees or expenses sustained by Master Landlord, including, but not limited to, loss of rental income, attorney's fees and court costs resulting from or in connection with Subtenant's failure to timely vacate the Sublet Premises and surrender the Sublet Premises to Master Landlord as of the effective termination date of said Master Lease.

        C. As a condition to Landlord's consent to the Sublease, by execution of this Consent to Sublease, Subtenant hereby agrees to be bound by the following provision in relation to both Tenant and Master Landlord:

             If Master Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease Termination Date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Master Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Master Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity to challenge such an early termination of the Sublease, and unconditionally releases and relieves Master Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, "Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor." The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by

             Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.


               Initials:    /s/                Initials:    /s/
                        -----------                     ----------
                        Subtenant                       Tenant



6. In consideration of Master Landlord's consent to the Sublease, Tenant irrevocably assigns to Master Landlord, as security for Tenant's obligations under this Lease, all rent and income payable to Tenant under the Sublease. Therefore Master Landlord may collect all rent due under the Sublease and apply it towards Tenant's obligations under the Master Lease. Notwithstanding anything to the contrary herein or in the Master Lease, Tenant and Subtenant agree to pay same to Master Landlord upon demand without further consent of Tenant and Subtenant required; provided, however, that until the occurrence of a default by Tenant under the Master Lease, Tenant shall have the right and obligation to collect such rent. Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of a written notice from Master Landlord stating that a default exists in the performance of Tenant's obligations under the Master Lease, to pay to Master Landlord the rents due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely on any such statement and request from Master Landlord, and that Subtenant shall pay such rents to Master Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary. Tenant shall have no right or claim against Subtenant or Master Landlord for any such rents so paid by Subtenant to Master Landlord. It is further agreed between the parties hereto that neither Tenant's assignment of such rent and income, nor Master Landlord's acceptance of any payment of rental or other sum due by Subtenant to Tenant under said sublease, whether payable directly to Master Landlord or endorsed to Master Landlord by Tenant, shall in any way nor in any event be construed as creating a direct contractual relationship between Master Landlord and Subtenant, unless the Parties expressly so agree in writing and such acceptance shall be deemed to be an accommodation by Master Landlord to, and for the convenience of, Tenant and Subtenant. Any direct contractual agreement between Master Landlord and Subtenant must be in writing.

7. Pursuant to the provisions of Paragraph 19 entitled "Assignment and Subletting" of the Master Lease, Master Landlord hereby requires Tenant to pay to Master Landlord, as Additional Rent, all rents and/or additional consideration received by Tenant from said Sublease in excess of the Basic Rent payable to Master Landlord in said Lease (after deducting reasonable leasing commissions as provided for in the Lease) (hereinafter referred to as "Excess Rent"). Tenant and Subtenant acknowledge that any Excess Rent is owed to Master Landlord and Tenant hereby agrees to pay any Excess Rent to Master Landlord as due under said Sublease. Tenant and Subtenant represent and warrant to Master Landlord that: (1) the information to be completed and provided by Tenant and Subtenant on the attached Exhibit B "Summary of Amounts/Consideration to be Paid by

        Subtenant" accurately represents amounts to be paid by Subtenant under said Sublease; (2) no additional consideration is due Tenant under said Sublease, other than the additional consideration (if any) identified on Exhibit B; and (3) no changes in the terms and/or conditions of said Sublease shall be made without Master Landlord's prior written approval.

8. This Consent is conditional upon Master Landlord's receipt of Master Landlord's reasonable costs and attorney's fees, to which Master Landlord is entitled under Paragraph 19 of the Master Lease. Tenant shall pay such fees and costs to Landlord, pursuant to the invoice provided to Tenant by Landlord with this Consent, upon execution of this Consent by Tenant and Subtenant.

9. This Consent to Sublease shall only be considered effective, and Master Landlord's consent to the Sublease given, when (i) Landlord receives payment from Tenant of Landlord's costs, and (ii) this Letter Agreement is executed by Master Landlord, Tenant, and Subtenant, and Guarantors (if any) under the Master Lease.


Please execute this letter in the space provided below, obtain the signature of Subtenant, and return all copies to our office no later than November 13, 1998. IN THE EVENT TENANT FAILS TO RETURN THE FULLY EXECUTED DOCUMENTS TO LANDLORD BY NOVEMBER 13, 1998, THIS CONSENT SHALL BE AUTOMATICALLY RESCINDED, IN WHICH EVENT, TENANT SHALL BE REQUIRED TO RESUBMIT ITS REQUEST IN THE EVENT TENANT DESIRES TO GO FORWARD WITH SAID SUBLEASE. A fully executed copy will be returned to you after execution by the Master Landlord.

                                       Very truly yours,

                                       PEERY/ARRILLAGA

                                       By  /s/ JOHN ARRILLAGA
                                         ------------------------------------
                                         John Arrillaga



(SIGNATURES CONTINUED ON FOLLOWING PAGE)

THE UNDERSIGNED Tenant and Subtenant do hereby jointly and severally agree to the terms and conditions of this Consent to Sublease.

TENANT:                                 SUBTENANT:

TRANSMETA CORPORATION                   MITEL, INC.
a California corporation                a Delaware corporation

By  /s/ DAVID DITZEL                    By         /s/
   -------------------------------        --------------------------------

Print Name      David Ditzel            Print Name
           -----------------------                ------------------------

Title  President & CEO                  Title
      ----------------------------           -----------------------------